SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - October 16, 2015
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 16, 2015, AK Steel Corporation (the “Company”) issued a Worker Adjustment and Retraining Notification (“WARN”) Act notice (the “Notice”) to certain employees at the Company’s Ashland Works (KY) facility (the “Facility”), union officials, and government officials, stating that it intends to temporarily idle certain operations at the Facility as a result of challenging domestic market conditions. The Company does not intend to idle the hot-dipped galvanized coating line at the Facility.

The Notice begins the 60-day notice period that must be given prior to idling operations and laying off employees under the WARN Act. If market conditions do not improve, it is expected that the idling of the affected portions of the facility will begin in mid-December of 2015 and could last more than six months. The Company does not expect these actions to cause any interruptions in shipments to its customers.

The Company views the challenging market conditions as principally the result of what the Company believes are unfairly traded, low-priced foreign imports of carbon steel. The Company, along with various other petitioners, has filed anti-dumping and counter-vailing duty trade cases with the International Trade Commission with respect to coated, cold-rolled and hot-rolled carbon steel products in an attempt to combat these foreign imports.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

The statements in this release reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify such forward-looking statements. These forward-looking statements reflect the current belief and judgment of the company’s management, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently subject to economic, competitive, regulatory, and operational risks, uncertainties and contingencies that are beyond the company’s control, and upon assumptions with respect to future business decisions and conditions that are subject to change. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors, including different or lesser-than-expected impacts as a result of the pending and anticipated future carbon steel trade case filings, including impacts on the volume of foreign carbon steel imports, domestic steel shipments and selling prices, or AK Steel’s shipment levels, carbon steel spot market prices, production levels or per ton operating costs; reduced selling prices, shipments and profits associated with a highly competitive industry with excess capacity; changes in the cost of raw materials and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; increased global steel production and imports; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials; production disruption or reduced production levels; the company’s healthcare and pension obligations and related laws and regulations; not timely reaching new labor agreements; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emission limitations; conditions in the financial, credit, capital or banking markets; the company’s use of derivative contracts to hedge commodity pricing volatility; ongoing challenges faced by Magnetation; inability to fully realize benefits of long-term cost savings initiatives; inability to hire or retain skilled labor and experienced manufacturing and mining managers; information technology security threats and cybercrime; adverse effects on the company’s operations and/or financial results related to Magnetation’s bankruptcy; failure to achieve the estimated synergies and other expected benefits of the acquisition of Severstal Dearborn, LLC and/or to integrate it successfully; as well as those risks and uncertainties discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, as updated in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s plans, assumptions and expectations as of the date hereof. The company disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		99.1	Press Release issued on October 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: October 16, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on October 16, 2015